    As filed with the Securities and Exchange Commission on August   , 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CRITICAL PATH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                320 FIRST STREET
       CALIFORNIA                       SAN FRANCISCO, CALIFORNIA 94105                    91-17883000
(STATE OF INCORPORATION             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (I.R.S. EMPLOYER)
  IDENTIFICATION NO.)

                       NETMOSPHERE 1997 STOCK OPTION PLAN
                     NETMOSPHERE 1999 EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                                DOUGLAS T. HICKEY
                             CHIEF EXECUTIVE OFFICER
                               CRITICAL PATH, INC.
                                 320 1ST STREET
                         SAN FRANCISCO, CALIFORNIA 94105
                                 (415) 808-8800
           (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    Copy to:
                             MARK L. REINSTRA, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          PROPOSED               PROPOSED
                                                  MAXIMUM                  MAXIMUM                MAXIMUM
                                                   AMOUNT                 OFFERING               AGGREGATE            AMOUNT OF
          TITLE OF SECURITIES                      TO BE                    PRICE                OFFERING            REGISTRATION
            TO BE REGISTERED                   REGISTERED (1)             PER SHARE                PRICE                 FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 to be
issued upon exercise of options granted
and outstanding and options authorized
and unissued under the Netmosphere 1997
Stock Option Plan......................           20,268 shares          $ 5.24 (2)              $2,741,067             $723.64

Common Stock, par value $0.001 to be
issued upon exercise of options granted
and outstanding and options authorized
and unissued under the Netmosphere 1999
Equity Incentive Plan..................          165,048 shares          $20.57 (3)              $  106,223             $ 28.04

          Total........................          185,316 shares                                  $2,847,290             $751.68

====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $3.46 per share covering 19,563 authorized but unissued shares that are subject to options that have been granted and the estimated exercise price of $54.66 per share covering 705 authorized but unissued shares that are subject to options that have not been granted. The $54.66 estimated exercise price was computed by averaging the high and low prices of a share of Critical Path, Inc. Common Stock as reported on the Nasdaq National Market on August 23, 2000.

(3) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $18.37 per share covering 125,155 authorized but unissued shares that are subject to options that have been granted and the estimated exercise price of $54.66 per share covering 8,070 authorized but unissued shares that are subject to options that have not been granted. The $54.66 estimated exercise price was computed by averaging the high and low prices of a share of Critical Path, Inc. Common Stock as reported on the Nasdaq National Market on August 23, 2000.

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                               CRITICAL PATH, INC.

                       REGISTRATION STATEMENT ON FORM S-8


                                     PART II

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Critical Path, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

     (a)  The Registrant's Current Report on Form 8-K, dated August 23, 2000;

     (b)  The Registrant's Current Report on Form 8-K/A, dated March 8, 2000;

     (c)  The Registrant's Current Report on Form 8-K, dated February 3, 2000;

     (d) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999;

     (e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (f) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

     (g) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated February 1, 1999.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Amended and Restated Articles of Incorporation limit the liability of the Registrant's directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

     The Registrant's Amended and Restated Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the maximum extent permitted by California law. The Registrant has entered into indemnification agreements with each of its current directors and officers and certain of its key employees that provide for indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law.

     At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification would be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        EXHIBIT
        NUMBER                              DESCRIPTION
        -------   ----------------------------------------------------------------------
          5.1     Opinion of Wilson Sonsini Goodrich & Rosati
         10.1     Netmosphere 1997 Stock Option Plan
         10.2     Netmosphere 1999 Equity Incentive Plan
         23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants
         23.2     Consent of Arthur Andersen LLP, Independent Accountants
         23.3     Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit 5.1)
         24.1     Power of Attorney (see signature page)

Item 9. Undertakings.

     1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Articles of Incorporation, Bylaws or indemnification agreements, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 23rd day of August, 2000.

                                       CRITICAL PATH, INC.


                                       By:     /s/ DOUGLAS T. HICKEY
                                          ------------------------------------
                                                   Douglas T. Hickey
                                          Chief Executive Officer and Director


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Douglas T. Hickey and Mark J. Rubash, or either of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in- fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                         TITLE                                DATE
                   ---------                                         -----                                ----
           /s/ DOUGLAS T. HICKEY                  Chief Executive Officer and Director               August 23, 2000
---------------------------------------------     (Principal Executive Officer)
               Douglas T. Hickey


             /s/ MARK J. RUBASH                   Executive Vice-President, Chief                    August 23, 2000
---------------------------------------------     Financial Officer (Principal Financial
                 Mark J. Rubash                   and Accounting Officer)


            /s/ DAVID C. HAYDEN                   Chairman of the Board                              August 23, 2000
---------------------------------------------
                David C. Hayden


          /s/ CHRISTOS COTSAKOS                   Director                                           August 23, 2000
---------------------------------------------
              Christos M. Cotsakos


              /s/ LISA GANSKY                     Director                                           August 23, 2000
---------------------------------------------
                  Lisa Gansky


            /s/ KEVIN HARVEY                      Director                                           August 23, 2000
---------------------------------------------
                Kevin R. Harvey

                   SIGNATURE                                         TITLE                                DATE
                   ---------                                         -----                                ----

                                                  Director                                           August 23, 2000
---------------------------------------------
                 James A. Smith

                 /s/ G. ZACHARY                   Director                                           August 23, 2000
---------------------------------------------
                 George Zachary

                               INDEX TO EXHIBITS

        EXHIBIT
        NUMBER                              DESCRIPTION
        -------   ----------------------------------------------------------------------
          5.1     Opinion of Wilson Sonsini Goodrich & Rosati
         10.1     Netmosphere 1997 Stock Option Plan
         10.2     Netmosphere 1999 Equity Incentive Plan
         23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants
         23.2     Consent of Arthur Andersen LLP, Independent Accountants
         23.3     Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit 5.1)
         24.1     Power of Attorney (see signature page)